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                                 EXHIBIT 23.2

                        CONSENT OF ARTHUR ANDERSEN LLP
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


ARTHUR ANDERSON LLP
/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 18, 1999